UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: December 15, 2016
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer and Treasurer

On December 15, 2016, Kathleen M. Miller, Chief Financial Officer and Treasurer of The York Water Company ("the Company"), notified the Company of her intent to retire on December 31, 2017.  Ms. Miller has been with the Company since 1996, and has served as Chief Financial Officer since 2003.  Ms. Miller will continue to perform the duties of her position and participate in the benefits outlined in the Company's Proxy Statement filed with the Securities and Exchange Commission on March 18, 2016, until her retirement.

Upon Ms. Miller's retirement, in accordance with its succession plan, the Company expects to name Matthew E. Poff, CPA, who is the current Controller, as the new Chief Financial Officer.  Mr. Poff has served as Controller of the Company since 2009, and has been responsible for the day to day functions of the accounting department, taxes, and internal controls.  Prior to his service as Controller, Mr. Poff was Chief Financial Officer at I. B. Abel, an electrical contractor in York, PA for 3 years, and held progressively more responsible positions with Beard Miller Company, a public accounting firm, and its predecessor, Miller and Company, over a period of 11 years.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Jeffrey R. Hines
Date: December 16, 2016	Jeffrey R. Hines
President and Chief Executive Officer